Exhibit 23.2

DKM/bgh/C1490.06/gcah.87.11	February 17, 2011

YPF S.A.
Macacha Guemes 515
C1106BKK Buenos Aires
Argentina

Consent of Independent Petroleum Engineers

Gentlemen:

Gaffney, Cline & Associates Inc. hereby consents to the incorporation by reference of our third party report dated June 18, 2010 appearing in YPF, S.A.'s Annual Report on Form 20-F for the year ended December 31, 2009 in this Registration Statement on Form F-3 filed with the United States Securities and Exchange Commission February 17, 2011. We further consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Very truly yours,

GAFFNEY, CLINE & ASSOCIATES

    /s/ David K. Morgan
David K. Morgan